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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Stater Bros. Holdings, Inc. on Form S-4 of our report dated May 7, 1999 appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Boise, Idaho
August 19, 1999